Exhibit 10.18

Confidential material has been omitted and filed separately with the Commission

Loan Agreement

between

Alpine Finanz Immobilien AG	Lender
Sägereisstrasse 25
8152 Glattbrugg and

InterXion (Schweiz) AG	Borrower
Sägereistrasse 29
8152 Glattbrugg and

Interxion Holding N.V.	Joint and Several Debtor
Tupolevlaan 22-24
1119 NX Schiphol-Rijk
Netherlands

The Lender, Borrower and Joint and Several Debtor are herein referred to jointly as ‘the Parties’ or individually each as ‘Party’.

Table of contents

1. PREAMBLE	4

2. CONDITIONS PRECEDENT	4

3. LOAN	5

4. PURPOSE	5

5. CONDITIONS FOR EXECUTION OF THE AGREEMENT	5

6. EXECUTION OF THE AGREEMENT	5

7. INTEREST	5

7.1 Interest rate	5

7.2 Due date	5

7.3 Default interest	6

8. REDEMPTION	6

9. PAYMENTS	6

10. CONFIRMATION AND GUARANTEES	6

10.1 Confirmation and guarantees of the Lender	6

10.2 Confirmation and guarantees of the Borrower	7

11. TERMINATION	7

12. JOINT AND SEVERAL LIABILTY AND SURETYSHIP	8

12.1 Joint and several liability	8

12.2 Replacement of rent guarantee	8

13. CLOSING CONDITIONS	8

13.1 Notifications, deadlines	8

13.2 Amendments to contract	9

13.3 Assignment, transfer	9

13.4 Partial invalidity	9

13.5 Abandonment	9

13.6 Costs	9

13.7 Place of jurisdiction and applicable law	10

List of annexes

Annex 6	Declaration of Offsetting

Annex 8	List of loan redemption instalments

Annex B1	Annex to Zurich I

Annex B2	Annex to Zurich II

1.	PREAMBLE

A.	There is a rental agreement in place between the Lender and Borrower concerning a property in Sägereistrasse 29 in 8152 Glattbrugg; the Parties refer to this agreement as ‘Zurich II’ (‘Rental Agreement Zurich II’).

B.	The Lender and Borrower intend to rescind Rental Agreement Zurich II under certain conditions and to allocate part of the area covered by this Agreement to another rental agreement in place between the Lender and Borrower, which the Parties refer to as ‘Zurich I’ (‘Rental Agreement Zurich I’). For this purpose the Lender and Borrower intend to agree an annex to Rental Agreement Zurich I in the form of Annex B1 (‘Annex to Zurich I’) and an annex to Rental Agreement Zurich II in the form of Annex B2 (‘Annex to Zurich II’).

C.	Pursuant to Annex to Zurich I and Annex to Zurich II, the Borrower shall be obliged to pay to the Lender a one-off payment of *** (‘One-off Payment’) in return for the rescission of the rental agreement Zurich II, whereby this amount shall be simultaneously given by the Lender to the Borrower by way of a loan.

D.	To this end, the Parties herewith agree as follows (‘Agreement’):

2.	CONDITIONS PRECEDENT

This Agreement shall only be binding provided that the cumulative approval of the following executive bodies is granted (conditions precedent):

a)	approval of the Supervisory Board of the Lender,

b)	approval of the Supervisory Board of the Borrower,

c)	approval of the Management Board of the Joint and Several Debtor,

d)	approval of the Lender of the Joint and Several Debtor under the Revolving Credit Facility of EUR 135 million dated 4 September 2008.

3.	LOAN

Subject to the fulfilment of the conditions for the execution of the Agreement set out in section 5 below, the Lender herewith grants the Borrower an unsecured loan of *** CHF 7,850,000 (the ‘Loan’) under reservation of the conditions set out in section 12.

4.	PURPOSE

The Borrower shall use the Loan exclusively for the purpose of the One-off Payment.

5.	CONDITIONS FOR EXECUTION OF THE AGREEMENT

The obligation of the Parties to execute this Agreement pursuant to the conditions set out in section 6 below shall be subject to the condition of the signing of Annex to Zurich I and Annex to Zurich II by the Parties.

6.	EXECUTION OF THE AGREEMENT

Upon fulfilment of the conditions for the execution of the Agreement set out in section 5 above, the Lender shall pay the Loan to the Borrower by way of the issue of a Declaration of Offsetting pursuant to Annex 6.

7.	INTEREST

7.1	Interest rate

After execution of this Agreement pursuant to section 6 above, the Borrower shall subject the amount of the loan to interest at a rate of 0.5% p.a.

7.2	Due date

The accrued interest is to be paid out upon payment of the individual loan redemption payments pursuant to section 9 below.

7.3	Default interest

In addition to the amount of interest agreed in subsection 7.1 above, default interest shall be due on late payments at a rate of 5% p.a.; no reminder notice shall be required.

8.	REDEMPTION

The redemption of the loan shall be in 11 instalments pursuant to the list of loan redemption instalments in Annex 8, incl. the total amount of accrued interest for each instalment up to the due date.

9.	PAYMENTS

Payments made by the Borrower to the Lender under this Agreement are to be made to the account specified by the Lender. The account must be specified at least two days before the due date for the payment.

10.	CONFIRMATION AND GUARANTEES

10.1	Confirmation and guarantees of the Lender

The Lender herewith confirms and guarantees that:

a)	it is a properly incorporated public limited company under Swiss law and that it is entitled to hold its assets and conduct its business transactions and that there are no internal resolutions or plans and no ordinances, procedures or petitions that could lead to the dissolution of the company or changes to its legal structure or similar events;

b)	the completion, signing and execution of this Agreement do not constitute an infringement of the provisions of the law, statutory provisions or any other contractual conditions;

c)	upon the signing of Annex to Zurich II and the execution of this Agreement pursuant to section 6 above, all obligations of the Borrower under Rental Agreement Zurich II shall be deemed as having been fulfilled and no further obligations shall exist under this Rental Agreement Zurich II.

10.2	Confirmation and guarantees of the Borrower

The Borrower herewith confirms and guarantees that:

a)	it is a properly incorporated public limited company under Swiss law and that it is entitled to hold its assets and conduct its business transactions and that there are no internal resolutions or plans and no ordinances, procedures or petitions that could lead to the dissolution of the company or changes to its legal structure or similar events;

b)	the completion, signing and execution of this Agreement does not constitute an infringement of the provisions of the law, statutory provisions or any other contractual conditions.

11.	TERMINATION

The Lender shall be entitled to terminate the Loan with immediate effect and demand the immediate repayment of the amount of the Loan (in full or parts thereof) together will all accrued interest if:

a)	the Borrower fails to make payment of an amount due under this Agreement by the due date and if this is not paid within 10 working days of being notified of this fact by the Lender;

b)	the Borrower is insolvent, has discontinued payments, declares his inability to make payment or enters into negotiations with its creditors due to financial difficulties concerning debt settlement, if the Borrower shows capital losses in the sense of Article 725 para. 1 of Swiss Law of Obligations [Obligationenrecht, OR] (half of share capital and legally prescribed reserves no longer covered) and if this is not overcome by subordination or if the Borrower submits an application for insolvency or a petition for stay of bankruptcy (or is obliged to do so) or if such proceedings are opened at a court with jurisdiction;

c)	the Borrower subjects himself to voluntary bankruptcy proceedings.

12.	JOINT AND SEVERAL LIABILITY AND GUARANTEE

12.1	Joint and several liability

The Joint and Several Debtor herewith declares that he is jointly and severally liable for the Loan plus interest towards the Lender pursuant to Article 143 para. 1 of Swiss Law of Obligations [Obligationenrecht, OR].

12.2	Replacement of rent guarantee

Immediately upon execution of this Agreement pursuant to section 6 above, the Lender and Borrower shall make their best efforts to ensure that the current rent guarantee issued by ABN AMRO in favour of the Lender for the Rental Agreement Zurich II in an amount of CHF 690,000 shall be replaced by a corresponding bank guarantee in the same amount to cover the obligations of the Borrower under this Agreement.

13.	CLOSING CONDITIONS

13.1	Notifications, deadlines

All notifications required in connection with this Agreement shall be sent by registered letter to the following addresses:

If notification is to the Lender:

InterXion (Schweiz) AG

Anthony Foy

Sägereistrasse 29

8152 Glattbrugg

If notification is to the Borrower:

Alpine Finanz Immobilien AG

Reto Graf

Sägereistrasse 25

8152 Glattbrugg

The Parties can change their postal addresses for notifications at any time, whereby notification of such changes must be sent pursuant to this subsection 13.1.

The deadlines specified in this Agreement shall be deemed as having been met if the notification subject to the deadline has been submitted to the post office before 24.00 hours of the final day of the deadline (date, time of postmark).

13.2	Amendments to contract

All amendments and supplements to this Agreement shall only be valid if submitted in writing and signed by all Parties. The abandonment of this requirement for written form is only possible in writing.

13.3	Assignment, transfer

Unless otherwise specified in this Agreement, the assignment of this Agreement to a third party and/or the transfer of individual claims and/or rights under this Agreement to third parties by any of the Parties to this Agreement shall require the prior written consent of all Parties.

13.4	Partial invalidity

In the event that one or more than one of the conditions contained herein are or should become fully or partially invalid, ineffective or otherwise unenforceable, this shall not affect the validity and effectiveness of the other conditions contained herein. The Parties shall be obliged to make their best efforts to cooperate in order to replace any such invalid and/or ineffective condition with the valid and effective condition that comes closest to fulfilling the originally intended commercial and economic purpose.

Q13.5	Abandonment

In the event that one of the Parties to this Agreement fails to enforce any of the conditions herein, this shall not be interpreted as abandonment of rights and shall in no way influence the validity of this Agreement.

13.6	Costs

All costs incurred (incl. legal fees) as a result of the drawing up, negotiation, completion and execution of this Agreement shall be borne by the Party incurring such costs.

13.7	Place of jurisdiction and applicable law

All parts of this Agreement shall be subject to Swiss substantive law.

The Parties herewith agree that all disputes between the Parties in connection with the application, execution or interpretation of this Agreement shall be non-exclusively subject to the jurisdiction of the Commercial Court of the canton of Zurich with appeals at the Swiss Federal Supreme Court in Lausanne. However, if the value in dispute is insufficient for applications to the Commercial Court of the canton of Zurich, the other courts with jurisdiction over the area Zurich I shall have (non-exclusive) jurisdiction.

Signatures

Alpine Finanz Immobilien AG

Glattbrugg, 13.3.09
Date/place

InterXion (Schweiz) AG

13.03.09
Date/place

Interxion Holding N.V.

16.3.09
Date/place

Annex 6

Declaration of Offsetting

ALPINE FINANZ IMMOBILIEN AG

InterXion (Schweiz) AG

Sägereistrasse 29

8152 Glattbrugg

Interxion Holding N.V.

Tupolevlaan 22-24

1193 NX Schiphol-Rijk

Netherlands

Glattbrugg,	13 March 2009
Tel. direct:	+41 44 809 50 07
Email:	stuckl@alpinefinanz.ch

Re: Execution of the Loan Agreement / Declaration of Offsetting

Dear Sir/Madam,

This is a Declaration of Offsetting pursuant to section 6 of the Loan Agreement dated 13 March 2009 completed between you, Interxion Holding N.V. and ourselves (hereinafter ‘Agreement’).

In execution of the Agreement pursuant to section 6, we herewith declare the offsetting of your claim to the payment of the Loan of    ***     against the One-off Payment due to us (pursuant to definition in the Agreement) and herewith confirm that the One-off Payment (pursuant to definition in the Agreement) has thus been paid in full and that the loan shall be redeemed pursuant to the conditions of the Agreement.

Yours faithfully,

ALPINE FINANZ IMMOBILIEN AG

Roger Stuckl	Reto Graf

CH-8152 GLATTBRUGG	SÄGEREISTRASSE 25	TEL: +41 44 809 50 00	FAX +41 44 809 50 01
INTERNET: www.alpinefinanz.com		E-MAIL: info@alpinefinanz.ch
VAT ID no.: 361 400

Annex 8

List of loan redemption instalments    ***    (Note: All numbers in table below have been redacted)

Period		Days	Principal b/f (CHF)	Repayment	Principal c/f (CHF)	Interest accrued in	Total to be paid (CHF)	Payment date
From	To
01 Jan 09	08 Jan 09	8
09 Jan 09	08 Apr 09	90
09 Apr 09	08 Jul 09	91
09 Jul 09	08 Oct 09	92
09 Oct 09	08 Jan 10	92
09 Jan 10	08 Apr 10	90
09 Apr 10	08 Jul 10	91
09 Jul 10	08 Oct 10	92
09 Oct 10	08 Jan 11	92
09 Jan 11	08 Apr 11	90
09 Apr 11	08 Jul 11	91

Interest rate	0.50%
Principal	7,850,000.00
Instalments	11